UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2009 (July 9, 2009)

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[    ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]           Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2009, the Compensation and Benefits Committee of the Board of Directors of The Brink’s Company (the “Company”) approved grants of restricted stock unit awards (“RSUs”) and options to acquire shares of Company common stock (“Options”) to numerous employees of the Company and its subsidiaries, including grants to the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K), pursuant to the Company’s 2005 Equity Incentive Plan.  Named executive officers received RSUs and Options as follows: Michael T. Dan, 30,700 RSUs and 110,000 Options; Michael J. Cazer, 8,750 RSUs and 30,000 Options; Frank T. Lennon, 5,700 RSUs and 21,000 Options; McAlister C. Marshall, II, 5,000 RSUs and 20,000 Options; and Matthew A. P. Schumacher, 2,000 RSUs and 7,000 Options.

The exercise price for the Options was based on the average of the high and low per share quoted sale prices of the Company’s common stock on the date of the grant.  The RSUs and Options vest in approximately equal increments over a three year period, beginning on the first anniversary of the grant date. The RSUs will settle in shares of Company common stock on a one-for-one basis upon the satisfaction of the vesting requirements.  A form of the Restricted Stock Unit Award Agreement is attached hereto.  A form of the Option Award Agreement has been previously filed.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

 10.1          Form of Restricted Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

	By:	/s/ McAlister C. Marshall, II
Date: July 13, 2009		McAlister C. Marshall, II
Vice President

EXHIBIT INDEX

EXHIBIT                                                DESCRIPTION

10.1                       Form of Restricted Stock Unit Award Agreement